Hexion Inc. 180 East Broad Street Columbus, OH 43215 hexion.com	NEWS RELEASE

FOR IMMEDIATE RELEASE

Hexion Holdings Stockholders Approve Acquisition by Affiliates of American Securities LLC

COLUMBUS, Ohio - (January 25, 2022) - Hexion Holdings Corporation (“Hexion Holdings” or the “Company”) today announced that stockholders holding approximately 64.32% of the outstanding shares of common stock of the Company delivered to the Company written consents approving the proposed acquisition of the Company by affiliates of American Securities LLC. Under and subject to the terms of the definitive merger agreement with affiliates of American Securities LLC, Hexion stockholders will be entitled to receive $30.00 in cash for each share of common stock they own.

About the Company
Based in Columbus, Ohio, Hexion Inc. is a global leader in thermoset resins. Hexion Inc. serves the global adhesive, coatings, and industrial markets through a broad range of thermoset technologies, specialty products and technical support for customers in a diverse range of applications and industries. Additional information about Hexion Inc. and its products is available at www.hexion.com.

Media and Investor Contact:
John Kompa
+1 614-225-2223
john.kompa@hexion.com